Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Marathon Petroleum Corporation, a Delaware corporation (the “Registrant”), does hereby constitute and appoint Gary R. Heminger, Timothy T. Griffith and John J. Quaid, and each of them acting individually, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute on behalf of the undersigned (i) one or more Registration Statements on Form S-4 (the “Form S-4 Registration Statement”) relating to the registration of debt securities of the Registrant to be offered in exchange for certain other debt securities of the Registrant or any of its subsidiaries, and such other securities, if any, that are registered pursuant to the Form S-4 Registration Statement (or any amendments, restatements or supplements thereto after the date hereof), (ii) any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-4 Registration Statement, in each case, granting to said attorneys, and each of them individually, full power and authority to do or cause to be done any and all acts and things whatsoever deemed necessary, appropriate or desirable by said attorneys, or any one of them, to be in the premises, as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and approving the acts of said attorneys, or any one of them, and any such substitute prior to the execution hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 27th day of February, 2019.

/s/ Gary R. Heminger	/s/ Gregory J. Goff
Gary R. Heminger	Gregory J. Goff
Chairman of the Board and Chief Executive Officer (principal executive officer)	Director and Executive Vice Chairman

/s/ Timothy T. Griffith	/s/ John J. Quaid
Timothy T. Griffith	John J. Quaid
Senior Vice President and Chief Financial Officer (principal financial officer)	Vice President and Controller (principal accounting officer)

/s/ Abdulaziz F. Alkhayyal	/s/ Evan Bayh
Abdulaziz F. Alkhayyal	Evan Bayh
Director	Director

/s/ Charles E. Bunch	/s/ Steven A. Davis
Charles E. Bunch	Steven A. Davis
Director	Director

/s/ Edward G. Galante	/s/ James E. Rohr
Edward G. Galante	James E. Rohr
Director	Director

/s/ Kim K.W. Rucker	/s/ J. Michael Stice
Kim K.W. Rucker	J. Michael Stice
Director	Director

/s/ John P. Surma	/s/ Susan Tomasky
John P. Surma	Susan Tomasky
Director	Director